Exhibit 99.1
Apollo Endosurgery, Inc. Reports Record $19.6 million Global Revenue in Third Quarter 2022
Grew global revenue 20% GAAP, 24% in constant currency
Received FDA authorization for Apollo ESGTM and Apollo REVISETM systems for treating patients with obesity

AUSTIN, Texas (November 1, 2022) - Apollo Endosurgery, Inc. (“Apollo”) (Nasdaq: APEN), a global leader in less invasive medical devices for gastrointestinal and bariatric procedures, today announced financial results for the third quarter ended September 30, 2022 and recent corporate highlights.
Third Quarter 2022 Selected Financial Results

(Numbers in millions, except percentages)	Quarter Ended September 30, 2022	Nine Months Ended September 30, 2022
Revenue	$19.6	$55.5
Gross margin	54.9%	55.9%
Operating expenses	$17.0	$51.2
Non-GAAP adjusted operating expenses	$15.2	$46.2
Operating loss	$(6.3)	$(20.1)
Net loss	$(11.4)	$(30.3)
Non-GAAP adjusted EBITDA	$(3.6)	$(13.0)
Cash, cash equivalents and restricted cash	$67.9	$67.9
Third Quarter and Recent Corporate Highlights
•Grew third quarter 2022 U.S. revenue by 29% and OUS revenue by 9% (18% in constant currency) over the same period in 2021;
•Grew third quarter 2022 Endoscopic Suturing System (ESS) revenue 41% (45% in constant currency) over the same period in 2021;
•Increased third quarter 2022 revenue from the Company's top 10 direct accounts by approximately 80% over the same period in 2021;
•Secured FDA marketing authorizations for Apollo ESGTM and Apollo REVISETM, new endoscopic systems for treatment of patients with obesity (BMI 30-50 kg/m2); and
•Announced publication of the landmark MERIT study for the Endoscopic Sleeve Gastroplasty procedure in The Lancet, demonstrating significant, durable weight loss results and an outstanding patient safety profile.
Said Chas McKhann, president and CEO, “The third quarter delivered record revenue and our seventh consecutive quarter of double-digit revenue growth. Our strong growth demonstrated continued acceleration in endobariatrics, where medical professionals are achieving clinically meaningful weight loss for patients with greatly reduced recovery time and side effect risk compared to traditional surgeries. We also expanded adoption in our G.I. defect closure business, particularly with our innovative X-Tack® line, which has nearly doubled in revenue over last year and surpassed Orbera in third quarter revenue in the U.S.”
“We also secured FDA marketing authorizations for our Apollo ESGTM and Apollo REVISETM endoscopic systems and announced publication of the landmark MERIT study in The Lancet,” added McKhann. “These two milestones position Apollo to play a significant role in addressing the global obesity epidemic with clinically validated and relevant solutions backed by thousands of cases in the published clinical literature demonstrating excellent weight loss and safety profiles. Based on our strong operating results and important strategic milestones, we feel that Apollo is well positioned to revolutionize patient care in both G.I. health and obesity with advanced endoscopic solutions.”

Financial Results for Third Quarter 2022
Total worldwide revenues increased 20% to $19.6 million for the third quarter of 2022, compared to $16.4 million in revenue during the third quarter of 2021. Revenue results in the third quarter include $0.7 million of foreign currency impact. On a constant currency basis, total revenue in the third quarter of 2022 increased 24% compared with the prior year third quarter. Compared to the third quarter of 2021, U.S. product sales increased 29% and OUS increased 9% (or 18% on a constant currency basis).
Compared to the third quarter of 2021, total ESS product sales increased $4.2 million, or 41%, due to the continued strong global demand for OverStitch® and X-Tack® products. Total IGB product sales decreased $0.9 million compared to the prior year quarter primarily due to summer seasonality and macroeconomic conditions impacting patient demand.
Gross margin was 55% for the third quarter of 2022, compared to 56% in the third quarter of 2021, reflecting foreign exchange headwinds, a lower revenue mix from IGB products, which have a higher gross margin profile, and a higher revenue mix from OUS distributors, which have a lower gross margin profile.
Total operating expenses increased $3.3 million compared to the third quarter of 2021. The increase primarily was due to the expansion of the U.S. salesforce and increased marketing to drive revenue growth as the Company scales the business and targets sales growth and product utilization.
Net loss for the third quarter of 2022 was $11.4 million compared to $6.7 million for the third quarter of 2021, including changes in unrealized foreign exchange of $3.3 million between periods.
Non-GAAP adjusted EBITDA, which excludes interest, taxes, depreciation, amortization, unrealized foreign exchange and stock-based compensation, in the third quarter 2022 was a loss of $3.6 million, compared to a loss of $2.5 million in the third quarter 2021.
The Company had $132.9 million in cash and committed cash at September 30, 2022, including cash, cash equivalents and restricted cash of $67.9 million and $65.0 million of future draws available under the Company’s credit facility with Innovatus Capital Partners should the Company meet certain milestones.
2022 Outlook
The Company is raising its fiscal year 2022 revenue guidance to be in the range of $75 million to $76 million, inclusive of up to $3 million in foreign currency headwinds. The Company continues to monitor the potential and uncertain impact of adverse economic conditions in the U.S. and OUS. Continued or sustained COVID-19 pandemic, inflationary or recessionary pressures could impact the Company’s ability to achieve these financial projections.
Conference Call
Apollo will host a live webcast audio call with slides today at 3:30 p.m. CT / 4:30 p.m. ET. Investors are invited to join the live call via webcast from the Investors section of the Company's corporate website at www.apolloendo.com. An audio-only option is available is available by dialing +1-973-528-0011 and referencing access code 399827 or the “Apollo Endosurgery Third Quarter 2022 Earnings Call.” Investors who opt for audio-only will need to download the related slides at www.apolloendo.com.
A replay of the webcast will be made available on Apollo's website, www.apolloendo.com, shortly after completion of the call.

Non-GAAP Financial Measures
To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP adjusted operating expenses, non-GAAP Adjusted EBITDA and non-GAAP product sales percentage change in constant currency. Adjusted operating expense is calculated as operating expense less stock-based compensation. Adjusted EBITDA is calculated as GAAP net loss, plus depreciation and amortization, interest expense, net, income tax expense, stock-based compensation, unrealized foreign exchange, and gain on forgiveness of PPP loan. Product sales percentage change in constant currency is calculated by translating current foreign currency sales at last year's exchange rate. These supplemental measures of the Company’s performance are not required by, and are not determined in accordance with GAAP. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included in the supplemental tables to this press release is a reconciliation of non-GAAP adjusted EBITDA to GAAP net loss.
About Apollo Endosurgery, Inc.
Apollo Endosurgery, Inc. is a medical technology company focused on development of next-generation, minimally invasive devices to advance therapeutic endoscopy designed to treat a variety of gastrointestinal conditions including closure of gastrointestinal defects, managing gastrointestinal complications, and weight loss as a treatment of obesity. Apollo’s device-based therapies are an alternative to invasive surgical procedures, thus lowering complication rates and reducing total healthcare costs. Apollo’s products are offered in over 75 countries today and include the OverStitch® Endoscopic Suturing System, the OverStitch SxTM Endoscopic Suturing System, X-Tack® Endoscopic HeliX Tacking System, the ORBERA® Intragastric Balloon, X-Tack® Endoscopic HeliX Tacking System, as well as the Apollo ESGTM, Apollo ESG SxTM, Apollo REVISETM and Apollo REVISE SxTM Systems.
Apollo’s common stock is traded on the Nasdaq Global Market under the symbol “APEN”. For more information regarding Apollo Endosurgery, go to: www.apolloendo.com.
About Apollo ESGTM and Apollo REVISETM
The Apollo ESGTM and Apollo REVISETM Systems are intended to facilitate weight loss in patients with obesity (BMI 30-50 kg/m2) and are the first and only devices to be authorized by the FDA for performance of ESG and transoral outlet reduction (TORe), respectively. ESG and TORe are performed endoscopically without incisions or scars, typically allowing patients to go home the same day. More than 25,000 ESG procedures and more than 10,000 TORe procedures have been performed worldwide by gastroenterologists and surgeons. To review the full indications for use, visit www.apolloendo.com/dfus.
Cautionary Note on Forward-Looking Statements
Certain statements in this press release are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. In addition, there is uncertainty about the spread of the COVID-19 virus, macroeconomic uncertainty, including inflationary pressures and potential economic recession, and foreign exchange fluctuations, and the impact these factors may have on the Company’s operations, the Company's financial outlook for future periods, the demand for the Company’s products, the Company’s liquidity position, global supply chains and economic activity in general. Important factors that could cause actual results to differ materially include: the effect of inflationary and/or recessionary pressure as well as macroeconomic uncertainty; foreign exchange fluctuations; the ongoing effects of the COVID-19 pandemic, including its variants; reports of adverse events related to the Company's products, outcomes of clinical studies related to the Company's products, development of competitive medical products by competitors, regulatory approvals and extensive regulatory oversight by the FDA or other regulatory authorities, unfavorable media coverage related to the Company's products or related procedures, coverage and reimbursement decisions by private or government payors, the Company’s ability to support the adoption of its products and broaden its product portfolio; the potential size of the Company’s addressable markets; the execution of the Company's gross margin improvement projects; global supply chain constraints; and the availability of cash for the Company's future operations as well as other factors detailed in Apollo’s periodic reports filed with the Securities and Exchange Commission, or SEC, including its Form 10-K for the year ended December 31, 2021 and its Form 10-Q for the period ended September 30, 2022. Copies of reports filed with the SEC are posted on Apollo’s website and are available from Apollo without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Apollo disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Disclosure Information
Apollo uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, Apollo recommends that investors monitor Apollo's investor relations website in addition to following Apollo's press releases, SEC filings, and public conference calls and webcasts.
Contacts
Apollo Endosurgery, Inc.
Jeff Black, Chief Financial Officer, 512-279-5126
ir@apolloendo.com

Darrow Associates Investor Relations
Matt Kreps, 214-597-8200
mkreps@darrowir.com

APOLLO ENDOSURGERY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except for share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$19,573	$16,351	$55,542	$46,818
Cost of sales	8,835	7,124	24,472	20,961
Gross margin	10,738	9,227	31,070	25,857
Operating expenses:
Sales and marketing	8,584	6,123	25,933	16,918
General and administrative	5,193	4,574	15,463	13,981
Research and development	2,802	2,567	8,432	7,045
Amortization of intangible assets	450	467	1,358	1,412
Total operating expenses	17,029	13,731	51,186	39,356
Loss from operations	(6,291)	(4,504)	(20,116)	(13,499)
Other (income) expenses:
Interest expense, net	1,155	1,342	3,583	4,028
Gain on forgiveness of PPP loan	—	—	—	(2,852)
Other expense (income), net	3,828	721	6,179	(618)
Net loss before income taxes	(11,274)	(6,567)	(29,878)	(14,057)
Income tax expense	172	90	408	220
Net loss	$(11,446)	$(6,657)	$(30,286)	$(14,277)
Net loss per share, basic and diluted	$(0.28)	$(0.23)	$(0.75)	$(0.52)
Shares used in computing net loss per share, basic and diluted	40,847,683	29,020,443	40,290,948	27,542,182

APOLLO ENDOSURGERY, INC. AND SUBSIDIARIES
Product Sales by Product Group and Geographic Market
Unaudited (In thousands)

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021			% Increase/ (Decrease)
	U.S.	OUS	Total Revenues	U.S.	OUS	Total Revenues	U.S.	OUS	Total Revenues
ESS	$9,494	$4,937	$14,431	$6,722	$3,504	$10,226	41.2%	40.9%	41.1%
IGB	1,813	3,134	4,947	2,006	3,890	5,896	(9.6)%	(19.4)%	(16.1)%
Other	191	4	195	215	14	229	(11.2)%	(71.4)%	(14.8)%
Total revenues	$11,498	$8,075	$19,573	$8,943	$7,408	$16,351	28.6%	9.0%	19.7%

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021			% Increase/ (Decrease)
	U.S.	OUS	Total Revenues	U.S.	OUS	Total Revenues	U.S.	OUS	Total Revenues
ESS	$25,084	$13,119	$38,203	$18,977	$10,512	$29,489	32.2%	24.8%	29.6%
IGB	6,114	10,640	16,754	5,570	11,042	16,612	9.8%	(3.6)%	0.9%
Other	574	11	585	689	28	717	(16.7)%	(60.7)%	(18.4)%
Total revenues	$31,772	$23,770	$55,542	$25,236	$21,582	$46,818	25.9%	10.1%	18.6%

Non-GAAP product sales percentage change in constant currency were as follows:

	Three Months Ended September 30, 2022
					% Increase in Constant Currency
	OUS reported	Foreign Exchange	Non-GAAP OUS	Non-GAAP Total Revenues	OUS	Total Revenues
ESS	$4,937	$426	$5,363	$14,857	53.1%	45.3%
IGB	3,134	246	3,380	5,193	(13.1)%	(11.9)%
Total revenues	$8,075	$672	$8,747	$20,245	18.1%	23.8%

	Nine Months Ended September 30, 2022
					% Increase in Constant Currency
	OUS reported	Foreign Exchange	Non-GAAP OUS	Non-GAAP Total Revenues	OUS	Total Revenues
ESS	$13,119	$971	$14,090	$39,174	34.0%	32.8%
IGB	10,640	554	11,194	17,308	1.4%	4.2%
Total revenues	$23,770	$1,525	$25,295	$57,067	17.2%	21.9%

APOLLO ENDOSURGERY, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Adjusted Operating Expenses and Adjusted EBITDA
Unaudited (In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Numbers in millions)	2022	2021	2022	2021
Operating expenses	$17.0	$13.7	$51.2	$39.4
Less: Stock-based compensation in operating expenses	1.8	1.5	5.0	4.7
Non-GAAP adjusted operating expenses	$15.2	$12.2	$46.2	$34.7

	Three Months Ended September 30,		Nine Months Ended September 30,
(Numbers in millions)	2022	2021	2022	2021
Net loss	$(11.4)	$(6.7)	$(30.3)	$(14.3)
Depreciation and amortization	0.7	0.8	2.2	2.5
Interest expense, net	1.2	1.3	3.6	4.0
Income tax expense	0.2	0.1	0.4	0.2
EBITDA	(9.3)	(4.5)	(24.1)	(7.6)
Add back significant items:
Stock-based compensation	1.9	1.5	5.1	4.8
Gain on forgiveness of PPP loan	—	—	—	(2.9)
Unrealized foreign exchange	3.8	0.5	6.0	(0.8)
Adjusted EBITDA	(3.6)	(2.5)	(13.0)	(6.5)